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                                                                   EXHIBIT 10.10

                                AMENDMENT 1997-1

                          MERCURY GENERAL CORPORATION
                              PROFIT SHARING PLAN



          WHEREAS, Mercury General Corporation (the "Company") maintains the Mercury General Corporation Profit Sharing Plan (the "Plan"); and

          WHEREAS, pursuant to Section 9.1 of the Plan, the Company has the right to amend the Plan; and

          WHEREAS, the Company recently acquired American Fidelity Insurance Company ("AFI"), employees of which were Participants in the American Fidelity Companies Employees Savings Plan ("American Fidelity Plan"); and

          WHEREAS, this Company agreed to accept to accept a direct transfer of assets and liabilities from the American Fidelity Plan to this Plan on behalf of those employees of AFI who did not have outstanding loan balances from the American Fidelity Plan at the time of such transfer;

          NOW, THEREFORE, the Plan is hereby amended to add the following "American Fidelity Appendix," which sets forth Plan provisions applicable to the transfer of assets and liabilities from the American Fidelity Plan, effective as of the date of such transfer of assets and liabilities:
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                          "AMERICAN FIDELITY APPENDIX

          1. TRANSFER OF ASSETS AND LIABILITIES. This Plan hereby accepts a transfer of assets and liabilities from the American Fidelity Companies Employees Savings Plan ("American Fidelity Plan"). The assets and liabilities transferred shall be the assets and liabilities attributable as of the date of transfer to the Participants in the American Fidelity Plan who were employees of American Fidelity Insurance Company ("AFI") as of the date of the acquisition by the Company of AFI, excluding, however, all assets and liabilities attributable to employees of AFI who, as of the date of the transfer of assets and liabilities, had any outstanding loan balance under the American Fidelity Plan.

          2. ACCOUNTS. The Committee under this Plan shall credit the amounts transferred from the American Fidelity Plan to appropriate accounts established for the employees involved in the transfer. In the discretion of the Committee, the amounts transferred from the American Fidelity Plan may be commingled with the corresponding accounts under this Plan, or may be kept as separate, non-commingled accounts. The accounts under the American Fidelity Plan and the corresponding accounts under this Plan (if any) are set forth below:

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

     AMERICAN FIDELITY                  MERCURY GENERAL
     PLAN ACCOUNTS                      PLAN ACCOUNTS
     -----------------                  ---------------
     Employer                           Company Contribution
     Contributions                      and/or Employer Matching

     Employee Contribution              (None)

     Rollover                           Rollover

     Contribution Deferral              401(k)

          3. INVESTMENTS. Initially upon the transfer of assets and liabilities to this Plan, the Committee shall determine which of the investment funds under this Plan the transferred amounts should be invested. Following such initial investment, each Participant shall be allowed to reallocate the amounts credited to the Participants' accounts among the various investment funds permitted under this Plan, according to this Plan's generally-applicable rules concerning such elections, including but not limited to the dates on which changes in investment funds are generally permitted under this Plan, and the generally-applicable rules concerning the timing and form of employee notifications concerning investment changes.

          4. DISTRIBUTION. As required by Internal Revenue Code Section 411(d)(6), the distribution options available to the former Participants in the American Fidelity Plan shall remain available to such Participants under this Plan. Accordingly, the following rules shall apply to such Participants:

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

              a. Accounts with an aggregate vested balance of $3,500 or less shall be paid in a lump sum.

              b. If such a Participant has an aggregate vested account balance in excess of $3,500, then the Participant may elect among the following distribution options:

                  (1)  lump sum distribution;

                  (2) substantially equal payments in monthly, quarterly, semi-annual or annual installments;

                  (3) purchase of an annuity contract issued by an insurance company selected by the Committee.

          Notwithstanding the foregoing, the automatic form of distribution to such a Participant shall be the qualified joint and survivor annuity form of distribution. The rules concerning the qualified joint and survivor annuity shall be the same rules as set forth in the Plan for pre-1991 account balances, including but not limited to the rules concerning waiver of the qualified joint and survivor annuity, and the required consent to such waiver by the spouse of the Participant, if any.

          If the Committee does not create commingled Accounts for the amounts transferred from the American Fidelity Plan, then the distribution options set forth above with respect to former

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American Fidelity Participants shall only apply to the non-commingled Accounts which represent the amounts transferred from the American Fidelity Plan. If the Committee creates commingled Accounts, then the above distribution options shall apply to all distributions made to former American Fidelity Plan Participants.

          5. WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS. Subject to the requirement of a waiver of the qualified joint and survivor annuity (and the spousal consent required for such waiver) former American Fidelity Plan Participants with amounts credited as employee contributions may withdraw all or part of the benefit represented by such employee contributions."

          IN WITNESS WHEREOF, this Amendment 1997-1 is hereby adopted this ____ day of ____________, 1997


                                    MERCURY GENERAL CORPORATION



                                    By________________________________________

                                    Its_______________________________________

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